================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                               SEPTEMBER 17, 2002
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)


                              GOLDEN TELECOM, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                            0-27423                            51-0391303
     (State of incorporation)           (Commission File Number)         (IRS Employer Identification No.)

                 REPRESENTATION OFFICE GOLDEN TELESERVICES, INC.
                               12 TRUBNAYA ULITSA
                              MOSCOW, RUSSIA 103045
                     (Address of principal executive office)

                              (011-7-501) 797-9300
              (Registrant's telephone number, including area code)

================================================================================

Golden Telecom, Inc. filed a Form 8-K dated September 17, 2002 with regard to the acquisition of the remaining 50% ownership interest in EDN Sovintel LLC without the required financial information. Accordingly, Golden Telecom, Inc. is filing this Form 8-K/A to include that financial information.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On September 5, 2002, subject to the performance of certain Custody Agreement conditions, subsidiaries of Golden Telecom, Inc. (the acquiring subsidiaries together with Golden Telecom, Inc., the "Company" or "GTI") finalized the acquisition of the 50% ownership interest in EDN Sovintel LLC ("Sovintel") previously held by Open Joint Stock Company Rostelecom ("Rostelecom"), bringing the Company's ownership in Sovintel to 100%. Pursuant to the Ownership Interest Purchase Agreement dated March 13, 2002, by and among the Company and Rostelecom and a Custody Agreement by and among the Company, Rostelecom and ZAO Citibank ("Citibank"), the Company consummated the transaction by effectively placing in escrow, under the terms of the Custody Agreement, 4,024,067 million shares of GTI's common stock and a $46.0 million non-interest bearing promissory note, payable on December 5, 2002, and by providing a $10.0 million letter of credit. Upon the re-registration of Sovintel's charter documents and the performance of certain conditions in the Custody Agreement on September 17, 2002, the approximately 4,024,067 million shares of GTI's common stock and the $46.0 million non-interest bearing promissory note were released to Rostelecom and the $10.0 million letter of credit became payable. The purchase price was determined through arms' length negotiation between the Company and Rostelecom. For purposes of this transaction, the 4,024,067 million shares were valued at $12.59 per share. The total purchase price of approximately $113.0 million consisted of approximately $50.7 million in GTI common stock, $10.0 million in cash consideration, $46.0 million in promissory note consideration which was recorded net of $0.7 million discount, and direct transaction costs of approximately $7.0 million, including an investment banking fee paid to Alfa Telecom Limited, a shareholder of the Company. The Company has the ability and the intent to finance a portion of the non-interest bearing promissory note with funds from borrowing on a $30.0 million credit facility from Citibank. Pursuant to a Shareholders' Agreement, Rostelecom will be represented on the Company's Board of Directors. The Company began to consolidate the financial position and results of operations of Sovintel as of September 17, 2002. The Company was advised by Alfa Telecom Limited, a shareholder of the Company, and LV Finance.

     The acquisition of the remaining 50% of Sovintel will further strengthen the Company's position in the key Moscow and St. Petersburg communications markets, position the Company to realize future operating and cost synergies, and allow GTI to offer a full suite of telecommunication services across broad geographical markets in Russian and the CIS. Sovintel provides worldwide communications services, principally to major hotels, business offices and mobile communication companies through its telecommunications network in Russia, including Moscow, St. Petersburg, Pskov, and Kaliningrad. The Company intends to use the assets of Sovintel in the manner in which they were previously used.

Item 7. Financial Statements and Exhibits.

(a) Financial statements of business acquired:

The balance sheets as of December 31, 2001 and 2000, and the related statements of income, member' equity, and cash flow for each of the three years in the period ended December 31, 2001 of EDN Sovintel LLC are incorporated by reference to the Company's Annual Report on Form 10-K dated December 31, 2001 (Commission File No. 0-27423).

The interim financial statements for the three and six months ended June 30, 2002 of EDN Sovintel LLC are incorporated by reference to the Company's Quarterly Report on Form 10-Q dated June 30, 2002 (Commission File No. 0-27423).

(b) Pro forma financial statements:

The accompanying pro forma balance sheet as of June 30, 2002 and accompanying pro forma statements of operations for the year ended December 31, 2001 and for the six month period ended June 30, 2002 were prepared based on the Company's interpretation of guidance issued by the United States Securities and Exchange Commission ("SEC") (specifically Section 11.02 of Regulation S-X) to reflect the salient aspects of the EDN Sovintel LLC ("Sovintel") business combination as if it had occurred as of the pro forma dates referenced herein. As these financial statements and related adjustments are pro forma in nature, the resulting unaudited pro forma presentation is not necessarily indicative of results which may have occurred if the business combination was transacted at a date different than that which specifically occurred.

On September 17, 2002, subsidiaries of Golden Telecom, Inc. (referred to herein as either "GTI" or the "Company") completed the acquisition of 50% of Sovintel that the Company did not own from Open Joint Stock Company Rostelecom ("Rostelecom"), pursuant to an Ownership Interest Purchase Agreement, dated March 13, 2002, by and among subsidiaries of the Company and Rostelecom, bringing the Company's ownership in Sovintel to 100%.

The total purchase price of approximately $113.0 million consisted of approximately $50.7 million in GTI's common stock, representing 4,024,067 newly issued shares, $10.0 million in cash consideration, $46.0 million in promissory note consideration (see discussion below), and direct transactions costs of approximately $7.0 million, including an investment banking fee of approximately $3.3 million paid to an affiliate of Alfa Telecom Limited, a shareholder of the Company. The value of the common stock was determined based on the closing price of the Company's common stock on September 3, 2002 in accordance with the guidance set forth in Emerging Issues Task Force Technical Bulletin ("EITF") 1999-12, "Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination" ("EITF 99-12").

At closing, TeleRoss LLC ("TeleRoss"), a wholly-owned Russian subsidiary of the Company, issued a three month $46.0 million non-interest bearing note payable to Rostelecom in partial settlement of the acquisition of the remaining 50% ownership interest. TeleRoss is required to settle the note, in full, on December 5, 2002. This non-interest bearing note payable was recorded net of $0.7 million discount representing imputed interest.

                              GOLDEN TELECOM, INC.

                             PRO FORMA BALANCE SHEET
                               AS OF JUNE 30, 2002
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                             HISTORICAL
                                                      -------------------------
                                                                                                            PRO FORMA
                                                                                                             COMBINED
                                                       GOLDEN                         PRO FORMA               GOLDEN
                                                      TELECOM          SOVINTEL       ADJUSTMENTS             TELECOM
                                                      --------         --------       -----------           ---------
               ASSETS
CURRENT ASSETS
  Cash and cash equivalents ...............           $ 51,679         $ 18,077         $(10,000)(A)         $  59,756
  Investments available for sale ..........              1,998               --               --                 1,998
  Accounts receivable, net ................             24,514           18,765               --                43,279
  Prepaid expenses ........................              6,275            2,424               --                 8,699
  Other current assets ....................             10,151            8,264           (1,874)(K)            15,765
                                                      --------         --------             (776)(I)         ---------
                                                                                        ---------
TOTAL CURRENT ASSETS ......................             94,617           47,530          (12,650)              129,497

Property and equipment, net ...............             98,278           66,228           (4,500)(H)           160,006

Investments in and advances to ventures ...             46,447               --          (48,680)(F)               754
                                                                                           2,987 (K)
Goodwill and intangible assets:
  Goodwill, net ...........................             17,441               --           52,099 (E)            69,540
  Intangible assets, net ..................             35,962            1,745           20,171 (G)            57,878
                                                      --------         --------         --------             ---------
       Net goodwill and intangible assets .             53,403            1,745           72,270               127,418

Restricted cash ...........................              1,984               --               --                 1,984
Other non-current assets ..................              8,215            3,056           (1,551)(I)             9,720
                                                      --------         --------         --------             ---------
TOTAL ASSETS ..............................           $302,944         $118,559         $  7,876             $ 429,379
                                                      ========         ========         ========             =========

      See accompanying notes to unaudited pro forma financial statements.

                              GOLDEN TELECOM, INC.

                             PRO FORMA BALANCE SHEET
                               AS OF JUNE 30, 2002
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                                      HISTORICAL
                                                                ------------------------
                                                                                                               PRO FORMA
                                                                                                                COMBINED
                                                                 GOLDEN                      PRO FORMA           GOLDEN
                                                                 TELECOM        SOVINTEL    ADJUSTMENTS          TELECOM
                                                                ---------       --------    -----------        ----------
         LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable and accrued expenses ..................      $  31,505       $ 19,334      $     --          $  50,839
  Debt maturing within one year ..........................          1,747             --            --              1,747
  Current capital lease obligation .......................          1,694             --            --              1,694
  Due to affiliates and related parties ..................            180          2,706        15,307 (B)         16,372
                                                                                                (1,821)(K)
  Other current liabilities ..............................          7,376          1,090        (1,211)(I)          7,255
                                                                ---------       --------      --------          ---------
TOTAL CURRENT LIABILITIES ................................         42,502         23,130        12,275             77,907

Long-term debt, less current portion .....................          2,612             --            --              2,612
Long-term debt to affiliate ..............................             --             --        30,000 (B)         30,000
Long-term capital lease obligation, less current portion .          6,529             --            --              6,529
Other non-current liabilities ............................         12,983          4,017        (2,216)(I)         18,809
                                                                ---------       --------         4,025 (J)      ---------
                                                                                              --------
TOTAL LIABILITIES ........................................         64,626         27,147        31,809            135,857

Minority interest ........................................          4,761             --            --              4,761

SHAREHOLDERS' EQUITY

  Preferred stock, $0.01 par value .......................             --             --            --                 --
  Common stock, $0.01 par value ..........................            251             --            40 (D)            291
  Treasury stock, at cost ................................        (25,000)            --                          (25,000)
  Additional paid-in capital .............................        418,157             --         1,607            473,321
                                                                                                50,623 (D)
                                                                                                 2,934 (K)
  Accumulated earnings (deficit) .........................       (159,851)        91,412       (91,412)(L)       (159,851)
                                                                ---------       --------      --------          ---------
TOTAL SHAREHOLDERS' EQUITY ...............................        233,557         91,412       (36,208)           288,761
                                                                ---------       --------      --------          ---------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY ...............      $ 302,944       $118,559      $  7,876          $ 429,379
                                                                =========       ========      ========          =========

      See accompanying notes to unaudited pro forma financial statements.

                              GOLDEN TELECOM, INC.

                        PRO FORMA STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2002
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                                                       HISTORICAL
                                                                 -----------------------
                                                                                                                   PRO FORMA
                                                                  GOLDEN                         PRO FORMA         COMBINED
                                                                 TELECOM        SOVINTEL        ADJUSTMENTS     GOLDEN TELECOM
                                                                 --------       --------        -----------     --------------
REVENUE:
  Telecommunication services ..............................      $ 70,464       $ 64,617          $  (564)(P)      $ 134,252
                                                                                                     (265)(S)
  Revenue from related parties ............................         5,103          3,063           (7,926)(S)            240
                                                                 --------       --------          -------          ---------
TOTAL REVENUE .............................................        75,567         67,680           (8,755)           134,492

OPERATING COSTS AND EXPENSES:
  Access and network services .............................        32,926         37,578             (384)(P)         61,929
                                                                                                   (8,191)(S)
  Selling, general and administrative .....................        19,924          8,123               --             28,047
  Depreciation and amortization ...........................        12,250          5,183            1,452 (M)         18,417
                                                                 --------       --------             (468)(N)      ---------
                                                                                                  -------
TOTAL OPERATING COSTS AND EXPENSES ........................        65,100         50,884           (7,591)           108,393
                                                                 --------       --------          -------          ---------
INCOME (LOSS) FROM OPERATIONS .............................        10,467         16,796           (1,164)            26,099

OTHER INCOME (EXPENSE):
  Equity in earnings/(losses) of ventures .................           487             --           (5,367)(Q)         (4,880)
  Interest income .........................................           842            323               --              1,165
  Interest expense ........................................          (927)                           (802)(O)         (1,729)
  Foreign currency losses .................................          (507)          (535)              --             (1,042)
  Minority interest .......................................          (227)            --               --               (227)
                                                                 --------       --------          -------          ---------
TOTAL OTHER INCOME (EXPENSE) ..............................          (332)          (212)          (6,169)            (6,713)
                                                                 --------       --------          -------          ---------
Income (loss) before income taxes .........................        10,135         16,584           (7,333)            19,386
Income taxes ..............................................         2,149          4,620             (472)(R)          6,297
                                                                 --------       --------          -------          ---------
Income (loss) before cumulative effect of
     a change in accounting principle .....................         7,986         11,964           (6,861)            13,089
Cumulative effect of a change in accounting
     principle, net of tax effect of $0 ...................           974             --               --                974
                                                                 --------       --------          -------          ---------
NET INCOME (LOSS) .........................................      $  8,960       $ 11,964          $(6,861)         $  14,063
                                                                 ========       ========          =======          =========
Basic earnings per share of common stock:
     Income before cumulative effect of
          a change in accounting principle ................      $   0.36                                          $    0.49
     Cumulative effect of a change in
          accounting principle ............................          0.04                                               0.04
                                                                 --------                                          ---------
      Net income per share - basic ........................      $   0.40                                          $    0.53
                                                                 ========                                          =========
Weighted average common shares - basic ....................        22,593                           4,024             26,617
                                                                 ========                         =======          =========

Diluted earnings per share of common stock:
     Income before cumulative effect of
          a change in accounting principle ................      $   0.35                                          $    0.48
     Cumulative effect of a change in
          accounting principle ............................          0.04                                               0.04
                                                                 --------                                          ---------
      Net income per share - diluted ......................      $   0.39                                          $    0.52
                                                                 ========                                          =========
Weighted average common shares - diluted ..................        23,062                           4,024             27,086
                                                                 ========                         =======          =========

      See accompanying notes to unaudited pro forma financial statements.

                              GOLDEN TELECOM, INC.

                        PRO FORMA STATEMENT OF OPERATIONS
                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2001
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                       HISTORICAL
                                                                 -------------------------
                                                                                                                     PRO FORMA
                                                                  GOLDEN                           PRO FORMA          COMBINED
                                                                  TELECOM        SOVINTEL         ADJUSTMENTS      GOLDEN TELECOM
                                                                 ---------       ---------        -----------      --------------
REVENUE:
  Telecommunication services ..............................      $ 128,407       $ 108,363          $ (1,128)(P)      $ 235,347
                                                                                                        (295)(S)
  Revenue from related parties ............................         11,631           7,343           (15,193)(S)          3,781
                                                                 ---------       ---------          --------          ---------
TOTAL REVENUE .............................................        140,038         115,706           (16,616)           239,128

OPERATING COSTS AND EXPENSES:
  Access and network services .............................         63,685          63,909              (768)(P)        111,338
                                                                                                     (15,488)(S)
  Selling, general and administrative .....................         48,935          13,025                --             61,960
  Depreciation and amortization ...........................         41,398           9,025             2,904 (M)         52,391
                                                                                                        (936)(N)
  Impairment charge .......................................         31,291              --                --             31,291
                                                                 ---------       ---------          --------          ---------
TOTAL OPERATING COSTS AND EXPENSES ........................        185,309          85,959           (14,288)           256,980
                                                                 ---------       ---------          --------          ---------
INCOME (LOSS) FROM OPERATIONS .............................        (45,271)         29,747            (2,328)           (17,852)

OTHER INCOME (EXPENSE):
  Equity in earnings/(losses) of ventures .................          8,155              --           (10,554)(Q)         (2,399)
  Interest income .........................................          3,161             321                --              3,482
  Interest expense ........................................         (2,384)            (12)           (2,067)(O)         (4,463)
  Foreign currency losses .................................           (647)           (355)               --             (1,002)
  Minority interest .......................................           (117)             --                --               (117)
                                                                 ---------       ---------          --------          ---------
TOTAL OTHER INCOME (EXPENSE) ..............................          8,168             (46)          (12,621)            (4,499)
                                                                 ---------       ---------          --------          ---------
Income (loss) before income taxes .........................        (37,103)         29,701           (14,949)           (22,351)
Income taxes ..............................................          1,902           7,490            (1,055)(R)          8,337
                                                                 ---------       ---------          --------          ---------
NET INCOME (LOSS) .........................................      $ (39,005)      $  22,211          $(13,894)         $ (30,688)
                                                                 =========       =========          ========          =========
Net loss per share-basic ..................................      $   (1.65)                                           $   (1.11)
                                                                 =========                                            =========
Weighted average common shares-basic ......................         23,605                             4,024             27,629
                                                                 =========                          ========          =========
Net loss per share-diluted ................................      $   (1.65)                                           $   (1.11)
                                                                 =========                                            =========
Weighted average common shares-diluted ....................         23,605                             4,024             27,629
                                                                 =========                          ========          =========

                              GOLDEN TELECOM, INC.

                     NOTES TO PRO FORMA FINANCIAL STATEMENTS
                                  JUNE 30, 2002
                                   (UNAUDITED)


NOTE 1  ALLOCATION OF PURCHASE PRICE

The acquisition of the remaining 50% of Sovintel was accounted for as a purchase business combination in accordance with accounting principles generally accepted in the United States of America ("US GAAP").

As the transaction reflected acquisition of the remaining 50% interest in Sovintel which was not previously owned by the Company, the Company has recorded the net assets of Sovintel at 50% of their estimated fair values and 50% of historical US GAAP carrying values.

The following is the actual condensed balance sheet of Sovintel as of the September 17, 2002 acquisition date, reflecting preliminary purchase price accounting adjustments to the net assets acquired:

                                                       SEPTEMBER 17, 2002
                                                       ------------------
                                                         (IN THOUSANDS)
        ASSETS:
          Current assets ............................      $  42,830
          Property and equipment, net ...............         64,124
          Telecommunications service contracts
             intangible assets, net .................         14,742
          Contract based customer relationship
             intangible assets, net .................          6,350
          Licenses, net .............................            562
          Other intangible assets, net ..............            300
          Goodwill ..................................         52,099
          Other assets ..............................         12,080
                                                           ---------
            Total assets ............................      $ 193,087
                                                           =========
        LIABILITIES:
          Current liabilities .......................      $  24,351
          Non-current liabilities ...................          7,057
                                                           ---------
            Net assets ..............................      $ 161,679
                                                           =========
          Less: previous carrying value of the
            Company's equity method investment
            in Sovintel .............................        (48,680)
                                                           ---------
        Total purchase consideration and
          acquisition costs .........................      $ 112,999
                                                           =========
        Consideration and acquisition costs:
          Cash consideration ........................      $  10,000
          Promissory note consideration, net of .....         45,307
            discount
          GTI shares consideration ..................         50,663
          Direct transaction costs ..................          7,029
                                                           ---------
        Total purchase consideration and
          acquisition costs .........................      $ 112,999
                                                           =========

Purchase price allocation will be finalized upon completion of valuation of certain tangible assets. When final, the Company does not expect any significant changes to the amounts presented herein. The excess purchase price over the fair value of the net tangible and intangible assets acquired of approximately $52.1 million has been assigned to goodwill and is not deductible for tax purposes. In accordance with SFAS No. 141, Business Combinations and SFAS No. 142 Goodwill and Other Intangible Assets, the Company will not amortize the goodwill recorded in connection with the acquisition of the remaining 50% of Sovintel. The goodwill will be tested for impairment at least annually.

                              GOLDEN TELECOM, INC.

                                  JUNE 30, 2002
                                   (UNAUDITED)

NOTE 2  PRO FORMA BALANCE SHEET ADJUSTMENTS

The accompanying unaudited pro forma balance sheet includes the adjustments necessary to give effect to the business combination as if it had occurred on June 30, 2002 and to reflect the allocation of the acquisition cost to the estimated fair value of tangible and intangible assets acquired and liabilities assumed as noted above, including the elimination of Sovintel's equity accounts.

As discussed above, an element of the business combination consideration was paid in the form of GTI shares, and was valued based upon the guidance of EITF 99-12. Goodwill amounts computed as of the actual September 17, 2002 closing date were a function of both this share price determination and the resulting tangible and intangible net assets existing as of September 17, 2002. During the preparation of the accompanying unaudited pro forma balance sheet as of June 30, 2002, these allocated goodwill amounts, and other purchase accounting adjustments, have been assumed to be consistent as of both the September 17, 2002 actual closing date and the June 30, 2002 pro forma closing date as set forth herein.

Adjustments included in the June 30, 2002 pro forma balance sheet are summarized as follows:

(A)   Cash consideration of $10.0 million was paid at closing.

(B) Promissory note consideration of $46.0 million was issued at closing. This promissory note has been recorded net of an imputed discount of approximately $0.7 million. Prior to closing, a subsidiary of the Company executed a $30.0 million debt facility with ZAO Citibank providing for both the Company's ability and intent to refinance a portion of the promissory note on a long-term basis. Accordingly, $30.0 million of the promissory note has been reflected as a long-term obligation with remaining amounts being reflected as a current obligation in the accompanying pro forma balance sheet.

(D) An element of the purchase price was paid in the form of GTI shares consideration, representing 4,024,067 shares with an assigned value of $50.7 million.

(E)   The Company recorded $52.1 million in goodwill on the transaction.

(F) Prior to closing the transaction, the Company accounted for its previous 50% interest in Sovintel using the equity method of accounting. Upon closing this transaction, Sovintel is now was fully consolidated. This pro forma adjustment reflects the elimination of the previous 50% equity method investment in Sovintel included in the Company's June 30, 2002 balance sheet.

(G) The Company has assigned approximately $12.9 million to telecommunications service contracts intangible assets, approximately $6.4 million to contract based customer relationship intangible assets, approximately $0.6 million to licenses, and approximately $0.3 million to other identified intangible assets. These identified intangible assets will be amortized over a weighted-average period of approximately seven years, and are non-deductible for Russian tax purposes. The preliminary allocation was based on an independent third party appraisal of the related intangible assets. The value assigned to the intangible assets reflects 50% of the appraised value, corresponding to the 50% of Sovintel currently purchased.

                              GOLDEN TELECOM, INC.

                                 JUNE 30, 2002
                                  (UNAUDITED)

(H) Property and equipment's estimated fair market value was computed using the net current replacement cost valuation method. The preliminary value assigned to property and equipment in the accompanying pro forma balance sheet represents 50% of these estimated fair values and 50% of net historical book values.

(I) The Company has eliminated approximately $3.4 million in previously recorded Sovintel deferred revenues and approximately $2.3 million of previously recorded Sovintel deferred costs. These purchase accounting adjustments relate to previous connection fee deferrals in accordance with Staff Accounting Bulletin No. 101 ("SAB 101"). The purchase price accounting adjustments were made under the guidance provided by EITF 2001-03, "Accounting in a Business Combination for Deferred Revenue of an Acquiree". Amounts eliminated reflect 50% of such amounts previously recorded by Sovintel.

(J) The Company has recorded a pro forma adjustment to deferred taxes which consists of the following (amounts in thousands of USD):

           Property and equipment adjustment -
             Note 2(H)................................       $ (4,500)
           Deferred revenue and cost adjustment -
             Note 2 (I)...............................          1,100
           Intangible asset adjustment - Note 2 (G)...         20,171
                                                             --------
           Total adjustments to timing differences....         16,771
           Russian statutory tax rate.................             24%
                                                             ---------
           Pro forma deferred tax liability
             adjustment...............................       $  4,025
                                                             ========

(K) Elimination entries related to operational activity between Sovintel and the Company.

(L)   Elimination of Sovintel equity accounts upon consolidation.

NOTE 3  PRO FORMA STATEMENTS OF OPERATIONS ADJUSTMENTS

The unaudited pro forma statements of operations include adjustments necessary to give effect to the merger as if it had occurred on January 1, 2001.

As discussed above, an element of the business combination consideration was paid in the form of GTI shares, and was valued based upon the guidance of EITF 99-12. Goodwill amounts computed as of the actual September 17, 2002 closing date was a function of both this share price determination and the resulting tangible and intangible net assets existing as of September 17, 2002. During the preparation of the accompanying unaudited pro forma statement of operations, these allocated goodwill amounts, and other purchase price adjustments, have been assumed to be consistent as of both the September 17, 2002 actual closing date and the January 1, 2001 pro forma closing date as set forth herein.

Adjustments included in the pro forma statement of operations are summarized as follows:

(M) Amortization of intangible assets over estimated useful lives (average 7 years).

(N) Effect of purchase accounting adjustments to fixed assets on depreciation expense.

                              GOLDEN TELECOM, INC.

                                 JUNE 30, 2002
                                  (UNAUDITED)


(O) Interest expense on debt assumed. Specifically, it is assumed that $30.0 million in refinanced debt was outstanding for the entire year ended December 31, 2001 and for the six months ended June 30, 2002. Remaining portions of the promissory note of $16 million is assumed to be outstanding for the three month period of the promissory note.

(P) Elimination of connection fee revenues and costs associated with the deferred revenue adjustment referenced in Note 1 (I) above.

(Q)   Elimination of previously recorded equity in earnings of Sovintel.

(R) The following is a pro forma tax computation based on a Russian statutory rate of 24% applied to the incremental variation of reported net earnings, exclusive of the following implied permanent differences (amounts in thousands of USD):

                                                         2001        2002
                                                      -----------   --------
                                                           (IN THOUSANDS)
        Combined pre-tax net income (loss),
          previously reported.......................    $ (7,402)     $ 26,719
        Pro forma combined pre-tax net
          income (loss), reported herein............     (22,351)       19,386
                                                        ---------     --------
        Net change in reported pre-tax income ......    $ 14,949      $  7,333

        Less - permanent taxation differences:
           Equity in earnings of Sovintel...........    $(10,554)     $ (5,367)
           Transactions costs, deductible in USA....       7,000            --
           Valuation allowance, transaction costs...      (7,000)           --
                                                        ---------     --------
        Net change in taxable items.................    $  4,395      $  1,966

        Russian statutory tax rate..................          24%           24%
                                                        ---------     ---------
        Incremental reduction (increase) in taxes...    $  1,055      $    472
                                                        ==========    ========

(S) Elimination entries related to operational activity between Sovintel and the Company.

(c)  Exhibits

   DESIGNATION                      DESCRIPTION OF EXHIBIT
   -----------                      ----------------------
      2.1* Ownership Interest Purchase Agreement dated March 13, 2002, by and among SFMT-CIS, OOO TeleRoss (wholly-owned subsidiaries of Golden Telecom, Inc.) and OAO Rostelecom.

     10.1* Registration Rights Agreement dated September 5, 2002, by and among Golden Telecom, Inc. and OAO Rostelecom.

     10.2* Subscription Agreement dated September 5, 2002, by and among Golden Telecom, Inc. and OAO Rostelecom.

     10.3* Standstill Agreement dated as of September 5, 2002, by and among Golden Telecom, Inc., OAO Rostelecom, Alfa Telecom Limited, Capital International Global Emerging Markets Private Equity Fund, L.P., Cavendish Nominees Limited and First NIS Regional Fund SICAV.

     10.4* Shareholders Agreement dated as of September 5, 2002, by and among Golden Telecom, Inc., OAO Rostelecom, Alfa Telecom Limited, Capital International Global Emerging Markets Private Equity Fund, L.P., Cavendish Nominees Limited and First NIS Regional Fund SICAV.

------------------------

* Incorporated by reference to the Company's current report on Form 8-K dated September 17, 2002 (Commission File No. 0-27423).

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    GOLDEN TELECOM, INC.
                                    (Registrant)

                                    By:    /s/ DAVID STEWART
                                        -------------------------------------
                                    Name:  David Stewart
                                    Title: Chief Financial Officer and Treasurer
                                           (Principal Financial Officer)


Date:  November 15, 2002